UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

May 15, 2007

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER             0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.01. Regulation FD Disclosure

On May 15, 2007, Astro-Med, Inc. (NASDAQ: ALOT) (the “Company”) held its Annual Shareholders’ Meeting at the Company’s headquarters located in West Warwick, RI. During the question and answer session, Albert W. Ondis, Chairman and CEO of the Company, commented on Astro-Med’s current operations of the Company. Mr. Ondis made a statement to the effect that the QuickLabel Product Group showed significant growth in the first quarter ended May5th of the current fiscal year ending January31, 2008.

Mr. Ondis also affirmed the Company’s financial goals for the next three years. These goals are for the Company to reach $100 million in annual sales and earnings after tax income of $6+ million.

The Company plans to release the financial results for the first quarter of fiscal year 2008 on Tuesday, May 22, 2007 after the close of the stock market. The Company will hold its first quarter earnings conference call on Wednesday, May 23, 2007 at 11:00 AM EDT.

Certain statements contained herein constitute forward-looking statements, and actual results may vary from those expressed or implied. Factors that could affect these results include those mentioned in the Company’s Annual Report for fiscal year 2007 and its annual and quarterly filings with the Securities and Exchange Commission.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: May 15, 2007	ASTRO-MED, INC.

By: /s/ Joseph P. O’Connell

Joseph P. O’Connell

Vice President, Treasurer and

Chief Financial Officer